Exhibit 10.1

Exhibit 10.1

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH THREE ASTERISKS [***].

CO-OWNERSHIP AGREEMENT

This Co-Ownership Agreement (this “Agreement”) is entered into and effective as of May 9, 2023 (the “Effective Date”) by and between DIRTT Environmental Solutions Ltd., an Alberta (Canada) corporation with offices at 7303 30 Street S.E., Calgary, Alberta, Canada T2C 1N6 (“DIRTT”), and Armstrong World Industries, Inc. with offices at 2500 Columbia Ave., Lancaster, Pennsylvania, USA 17603 (“AWI”). DIRTT and AWI are sometimes referred to in this Agreement individually as a “Party” and together as the “Parties”.

RECITALS

WHEREAS, AWI designs and manufactures wall and ceiling solutions for use in commercial and residential spaces;

WHEREAS, DIRTT has developed the ICE Code (defined below) for use in the design and construction of commercial and residential spaces;

WHEREAS, the Parties entered into an Enterprise License Agreement dated October 18, 2018, whereby AWI licensed the ICE Code from DIRTT’s Affiliate (defined below) (“License Agreement”), and desire to terminate the License Agreement as of the Effective Date;

WHEREAS, DIRTT desires to assign to AWI, and AWI desires to acquire from DIRTT, an undivided fifty-percent (50%) ownership interest in and to the Applicable ICE Code (as defined below), free and clear of any encumbrances, other than Permitted Encumbrances (defined below);

WHEREAS, Royal Bank of Canada, in its capacity as lender to DIRTT has been advised of and consents to the transactions contemplated herein;

WHEREAS, pursuant to that certain Partial Patent Assignment Agreement dated as of the Effective Date attached hereto as Exhibit A (the “Partial Patent Assignment”), AWI is acquiring, and DIRTT is assigning to AWI, an undivided fifty-percent (50%) ownership interest in and to the ICE Patents (as defined below), free and clear of any encumbrances, other than Permitted Encumbrances;

WHEREAS, the Parties have entered into that certain Amended and Restated Master Services Agreement dated as of the Effective Date (the “Master Services Agreement”), pursuant to which DIRTT will further develop and customize the Applicable ICE Code on behalf of AWI, from time to time; and

WHEREAS, AWI’s and DIRTT’s rights of use to the Applicable ICE Code, and to any updates or modifications made thereto as described above, shall be governed in accordance with the terms and conditions of this Agreement.

EXECUTION VERSION

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises and obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.
Definitions

Capitalized terms will have the meanings ascribed thereto in this Section 1 or elsewhere in this Agreement.

(a)
“Affiliate” means any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the referenced Person. For purposes of this Agreement, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” will mean (a) the possession, directly or indirectly, of the power to direct the management or policies of an entity, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise or (b) the ownership, directly or indirectly, of fifty percent (50%) or more of the voting securities or other ownership interest of an entity (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity).
(b)
“Agreement” has the meaning set forth in the Preamble.
(c)
“Applicable Background ICE Code” means a portion of the ICE Code as set forth on Schedule A1. The Applicable Background ICE Code excludes Trademarks and further does not include any DIRTT or other third-party data or any third-party licensed-in software, or other Third Party Technology or third-party Intellectual Property Rights.
(d)
“Applicable Foreground ICE Code” means any subsequently developed modifications or additions to the Applicable Background ICE Code (a) necessary or useful, in AWI’s sole discretion, for use or operation by AWI of the Applicable Background ICE Code or any other subsequently developed modifications, updates or additions made to the Applicable Background ICE Code, (b) made under or pursuant to the Master Services Agreement, with the exception of AWI Owned Deliverables, or (c) as may be otherwise mutually agreed in writing between the Parties. The Applicable Foreground ICE Code excludes Trademarks and further does not include any DIRTT or other third-party data or any third-party licensed-in software, or other Third Party Technology or third-party Intellectual Property Rights.
(e)
“Applicable ICE Code” means the Applicable Background ICE Code and the Applicable Foreground ICE Code.
(f)
“Applicable ICE IP Rights” means the Applicable ICE Code and the ICE Patents, including all Intellectual Property Rights therein.
(g)
“AWI” has the meaning set forth in the Preamble.
(h)
“AWI Catalog Library” shall have the meaning set forth in the Master Services Agreement.

EXECUTION VERSION

(i)
“AWI Field of Use” means [***]
(j)
“Background IP” means, except for the Applicable Background ICE Code and the ICE Patents, with respect to a Party or its Affiliates, any other Intellectual Property Rights (i) owned by such Party or its Affiliates prior to the Effective Date, or (ii) developed by or on behalf of such Party independent of and outside the scope of this Agreement or the Master Services Agreement. ICE Code that is not Applicable ICE Code shall be considered DIRTT Background IP. The AWI Catalog Library shall be considered AWI Background IP.
(k)
“Canadian Reorganization Proposal” means a proposal proceeding pursuant to the Bankruptcy and Insolvency Act of Canada (R.S.C., 1985, c. B-3) or a notice of intention to file a proposal, pursuant to which a party presents a proposal to its creditors for the repayment or compromise of debts which, if passed by the requisite majority of creditors, would be binding.
(l)
“Change in Control” means, with respect to a Party, (a) any consolidation, amalgamation, merger or reorganization of such Party with or into any other Person, or any other corporate reorganization, in which the owners of such Party holding fifty percent (50%) or more of such Party’s voting power immediately prior to such consolidation, amalgamation, merger or reorganization, own less than fifty percent (50%) of the voting power of such Party or successor or surviving or resulting Person in such transaction immediately after such transaction, (b) any transaction or series of related transactions in which in excess of fifty percent (50%) of such Party’s voting power is transferred, or (c) the sale, exclusive license or lease or other disposition of all or substantially all of the assets of a Party; provided, however, the following shall not constitute a Change in Control: (i) the ownership rights and licenses granted as contemplated by this Agreement; (ii) the issuance by a Party of capital stock or other equity for bona fide financing purposes; (iii) the transfer of a Party’s voting power for the sole purpose of re-domesticating such Party to another jurisdiction; and (iv) any transfer of voting power or sale, exclusive license or lease of assets in which the owners of a Party holding fifty percent (50%) or more of such Party’s voting power immediately prior to such transfer, sale, license or lease own fifty percent (50%) or more of the transferee, acquirer, licensee or lessee immediately after such transaction.
(m)
“Commercialize” shall mean to develop, make, have made, use, lease, license, market, have marketed, sell, have sold, offer, have offered for sale, offer or provide professional services relating to, or otherwise make available or exploit a product or service.
(n)
“Confidential Information” means any non-public, confidential or proprietary information of a Disclosing Party or its Representatives, whether in oral, written, photographic, or electronic form or media, whether or not such information is marked, designated or otherwise identified by the Disclosing Party as “confidential,” and any information that, due to the nature of its subject matter or circumstances surrounding its disclosure, the Receiving Party would reasonably be understood to be confidential or proprietary. Confidential Information includes unpatented inventions, ideas, methods and discoveries, know how, trade secrets, unpublished patent applications, invention disclosures and invention summaries, and other confidential intellectual property, and other technologies, systems, processes, policies, practices and methods, compilations, Source Code, software, tools, designs, plans or any other information relating to any research project, work in progress, development, marketing or business plan, or any

EXECUTION VERSION

customer, financial or personnel matter relating to a Party, whether any of the preceding is tangible or intangible, and whether or not disclosed in oral written photographic or electronic form or format. The terms of this Agreement and the Applicable ICE Code will be deemed to be the Confidential Information of both Parties, and both Parties will be deemed to be the Receiving Party and the Disclosing Party; provided, that either Party shall be permitted to disclose this Agreement to actual or potential lenders, investors, or purchasers of all or any portion of its business, and either Party shall be permitted to disclose the Applicable ICE Code to third-party contractors for development and maintenance purposes, in each case which are subject to written obligations of non-use, non-disclosure and confidentiality no less stringent than those contained in this Agreement.
(o)
“December 2024 Issue” means that certain licensing issue present in the Applicable ICE Code that may cause the Applicable ICE Code to malfunction on December 10, 2024.
(p)
“Derivative Works” means any Updates to Applicable ICE Code, any improvements, updates, modifications to or derivatives of the Applicable ICE IP Rights, or any component thereof created by or on behalf of DIRTT or AWI.
(q)
“DIRTT” has the meaning set forth in the Preamble.
(r)
“DIRTT Field of Use” means [***]
(s)
“Disclosing Party” has the meaning set forth in Section 9(a).
(t)
“Effective Date” has the meaning set forth in the Preamble.
(u)
“ICE Code” means, as of the Effective Date, (i) proprietary computer programs to operate DIRTT’s specification and configuration software, including aspects of virtual reality, for the design, sales, and quoting of building products through real time production of pricing, bill of materials, engineering information, manufacturing information and installation drawings, in both Source Code and Object Code form; (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, relating to the foregoing; (iii) comments, notes, explanations, descriptions, flow charts and other work products used to design, plan, organize and develop any of the foregoing; (iv) screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, relating to any of the foregoing; and (v) documentation, including user manuals and other training documentation, relating to any of the foregoing.
(v)
“ICE Patents” means the patents and patent applications set forth on Schedule A2, as well as all corresponding foreign patent applications, all divisional, continuation, continuation-in-part, reissue, reexamination, and any additional applications which claim priority to the applications and patents set forth on Schedule A2 and all patents or comparable rights issuing thereon in the United States and in all foreign countries, together with all right(s) of priority under the International Convention for the Protection of Industrial Property, the Patent Cooperation Treaty, the European Patent Convention, Inter-American Convention Relating to Patents, Designs and Industrial Models, and any other international agreements or treaties of like purposes.

EXECUTION VERSION

(w)
“Infringement” has the meaning set forth in Section 5.
(x)
"Initial Payment” has the meaning set forth in Section 6(a).
(y)
“Intellectual Property Rights” means any and all proprietary, industrial and intellectual property rights, under the law of any jurisdiction worldwide or rights under international treaties, both statutory and common law rights, including: (i) patents, supplementary protection certificates, utility models; (ii) copyrights, database rights, moral rights and any other rights in works of authorship; (iii) trade secrets, know-how and rights in Confidential Information, in each case whether registered, registrable or not, including Confidential Information regarding processes, apparatuses, control systems, operational data, designs, studies, models, drawings, customer lists, supplier lists, financial models, testing results and computer programs; (iv) trademarks, service marks, logos, trade names, domain names, any other identifiers of source and the goodwill associated therewith (collectively, “Trademarks”); (v) applications and rights to apply for registrations for any of the foregoing, including any extensions, divisions, continuations, continuations-in-part, reexaminations and reissues thereof; and (vi) all forms of protection of a similar nature or having equivalent or similar effect to any of them which may subsist anywhere in the world.
(z)
“Insolvency Event” means: (i) the commencement of (whether voluntarily or involuntarily) any insolvency, bankruptcy, liquidation, receivership, Canadian Reorganization Proposal, or arrangement proceeding in respect of DIRTT or any of its assets, including, without limitation, any proceedings commenced pursuant to the Companies’ Creditors Arrangement Act (Canada), Bankruptcy and Insolvency Act (Canada) or the U.S. Bankruptcy Code, and (ii) any step or action taken by DIRTT to authorize, commence or pursue any such foregoing proceeding.
(aa)
“Issued Rights” has the meaning set forth in Section 4(b).
(bb)
“Knowledge Transfer” has the meaning set forth in Section 3(b).
(cc)
“Knowledge Transfer Payment” has the meaning set forth in Section 6(a).
(dd)
“Knowledge Transfer Plan” has the meaning set forth in Section 3(b).
(ee)
“Liabilities” means losses, damages, liabilities, settlements, deficiencies, actions, judgments, interest, awards, penalties, fines, costs, fees or expenses of whatever kind, including reasonable attorneys’ fees.
(ff)
“License Agreement” has the meaning set forth in the Recitals.
(gg)
“Master Services Agreement” has the meaning set forth in the Recitals.
(hh)
“Object Code” means executable binaries and other software written in machine readable form generated by compilation of the Source Code and contained in a medium that permits it to be loaded in and operated on a computer.
(ii)
“Partial Patent Assignment” has the meaning set forth in the Recitals.

EXECUTION VERSION

(jj)
“Party” and “Parties” have the meanings set forth in the Preamble.
(kk)
“Permitted Encumbrances” means any licenses to ICE Code or Applicable ICE Code by DIRTT to third parties in the ordinary course that do not in any way limit, deprive or restrict AWI’s ownership or use of the Applicable ICE IP Rights or otherwise impose any obligations or responsibilities on AWI.
(ll)
“Person” means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture, company or other entity or any governmental authority.
(mm)
“Purchase Price” has the meaning set forth in Section 6(a).
(nn)
“Receiving Party” has the meaning set forth in Section 9(a).
(oo)
“Representatives” has the meaning set forth in Section 9(a).

(pp)
“Separation Election” has the meaning set forth in Section 8(a).
(qq)
“Source Code” means software written in programming language in a form intelligible to trained programmers and capable of being translated into Object Code readable and usable by machines.
(rr)
“Third Party Technology” means technology owned by a third party which is incorporated into the ICE Code or Applicable ICE Code or which DIRTT may incorporate into the Deliverables (as defined in the Master Services Agreement).
(ss)
“Updates” means any and all updates, improvements, enhancements, error corrections, bug fixes, revisions, customizations, upgrades, and other modifications to the Applicable ICE Code, including any Source Code or trade secrets in the Applicable ICE Code.

2.
Co-Ownership.
(a)
Partial IP Assignment. In exchange for the Purchase Price, DIRTT agrees to assign, and hereby absolutely and unconditionally (except for payment of the Purchase Price) assigns, transfers, sells, conveys, grants and delivers unto AWI an undivided fifty percent (50%) ownership interest of all right, title and interest in and to (i) the Applicable Background ICE Code, including all Intellectual Property Rights therein, and (ii) the ICE Patents, as further set forth in the Partial Patent Assignment and in each case, free and clear of all encumbrances, other than the Permitted Encumbrances. Notwithstanding the foregoing, the transfer of the Applicable ICE Code by DIRTT to AWI under this Agreement and the Partial Patent Assignment expressly excludes transfer of any Trademarks or any DIRTT or other third-party data or any third-party licensed-in software, or other Third Party Technology or third-party Intellectual Property Rights. Each Party’s

EXECUTION VERSION

use of the Applicable ICE IP Rights, from and after the Effective Date, shall be subject to the restrictions set forth in this Section 2.
(b)
Encumbrances. To the extent any encumbrances on or against the Applicable ICE Code or the Ice Patents exist at any time (i) on file with the Canadian Intellectual Property Office, United State Patent and Trademark Office, or other intellectual property offices worldwide; or (ii) pursuant to the Personal Property Security Act, Uniform Commercial Code, or similar legislation worldwide, such encumbrances will be clarified with the applicable body to be applicable only to the portion of the Applicable ICE Code and the ICE Patents retained by DIRTT. Such clarification shall be made by DIRTT, at DIRTT’s expense.
(c)
Confirmatory Assignment of AWI Catalog Library. Effective as of the Effective Date, DIRTT hereby absolutely and unconditionally assigns, transfers, sells, conveys, grants and delivers unto AWI free and clear of all encumbrances (other than the Permitted Encumbrances), and AWI hereby accepts and assumes from DIRTT, any and all rights that DIRTT may have in and to the AWI Catalog Library, including all Intellectual Property Rights therein (except for Trademarks, which are excluded), the right to present and future income, royalties, damages and payments due with respect to the foregoing and rights action, both at law and in equity with respect thereto, including the right to sue, settle any claims, and collect damages for any past, present, or future infringement or misappropriation of the AWI Catalog Library, the same to be held and enjoyed by AWI, its and their successors and assigns.
(d)
Exclusivity. Prior to a Separation Election and for the five (5) year period following such Separation Election, AWI shall have the exclusive right to Commercialize the Applicable ICE IP Rights in the AWI Field of Use and DIRTT shall have the exclusive right to Commercialize the Applicable ICE IP Rights in the DIRTT Field of Use.
(e)
Code Management. AWI shall, as of the Effective Date, have the right to develop its own version of software derivative of the Applicable ICE Code. AWI agrees that as of the Effective Date and prior to a Separation Election, any Derivative Works created by AWI will be managed, supported, and maintained solely by AWI or its agents exclusive of DIRTT. Further, prior to a Separation Election, AWI shall not introduce any Derivative Works into the version of Applicable ICE Code being managed, supported, and maintained by DIRTT.
(f)
Restrictions on Derivative Works and Services. Prior to a Separation Election and for the five (5) year period following such Separation Election, (i) for the DIRTT competitors set forth in Schedule B, AWI shall not make any Derivative Works of the Applicable ICE IP Rights or provide any services related to the Applicable ICE IP Rights and (ii) for the AWI competitors set forth in Schedule C, DIRTT shall not make any Derivative Works of the Applicable ICE IP Rights or provide any services related to the Applicable ICE IP.
(g)
Restrictive Covenants. Each Party hereby acknowledges and agrees that its use and any of its respective Affiliates’ or customers’ use of the Applicable ICE Code and of any Updates or Derivative Works and associated Intellectual Property Rights relating thereto shall be governed by the following restrictive covenants:

EXECUTION VERSION

(i)
Except as otherwise agreed to in writing, aside from the contractual rights existing as of the Effective Date of certain entities, as set forth on Schedule D, to place Source Code in escrow, neither Party shall allow any third party to access, use or escrow the Source Code of the Applicable ICE Code, other than to exercise a Party’s rights and obligations under this Agreement, including for development and maintenance purposes, pursuant to written confidentiality provisions at least as strict as those provided under this Agreement; provided that the foregoing contractual rights with respect to Source Code existing as of the Effective Date shall not be expanded or otherwise modified, nor shall new such contractual rights be granted.
(ii)
Each Party shall require any third parties accessing the Applicable ICE Code to agree to written restrictions that prohibit such third parties or their end users from reverse engineering or decompiling the Applicable ICE Code or using the Applicable ICE Code for benchmarking, competitive analysis, or for the development of competing applications or products;
(iii)
Each Party shall require any third parties accessing the Applicable ICE Code to agree to audit or inspection rights of the applicable party’s usage of the Applicable ICE Code; and
(iv)
Each Party shall remain responsible for any act or omission of its Affiliates, customers or licensees, or other third-parties provided access by such Party to the Applicable ICE Code.
(h)
License Agreement Termination. As of the Effective Date, the Parties agree that the License Agreement shall be terminated, and to the extent any surviving terms therein conflict with any terms contained in this Agreement, such conflicting terms shall be superseded by those of this Agreement.
(i)
Full Coverage License. To the extent the ICE Patents do not include all patents and patent applications that are related to or necessary for use of the Applicable ICE Code, DIRTT hereby grants and agrees to grant to AWI a non-exclusive, irrevocable, perpetual, fully paid up, royalty-free, sublicensable (subject to compliance by AWI and its sublicensees with the restrictions set forth in Sections 2(d), (f), and (g)), non-transferable (except in connection with transfers permitted under Section 14(g)), worldwide license to all such rights.
(j)
Consent to Assignment. Subject to DIRTT’s compliance with its existing contractual obligations, DIRTT agrees that it will not prior to a Separation Election and for five (5) years thereafter, grant any third-party licensee of the Applicable ICE Code the right to assign such licensee’s rights and obligations under the applicable license to an AWI competitor listed on Schedule C.
(k)
Restriction on Expansion of Agreement. Subject to DIRTT’s compliance with its existing contractual obligations, DIRTT agrees that it will not expand, renew or otherwise modify its relationship with [***] or its Affiliates beyond its existing Software Development and License Agreement in effect as of the Effective Date in any way that would enable DIRTT or [***] or its Affiliates to compete with AWI prior to a Separation Election and for five (5) years thereafter.
3.
Code Transfer; Knowledge Transfer

EXECUTION VERSION

(a)
Applicable ICE Code Transfer. On the Effective Date, DIRTT shall (i) instruct NCC Group Security Services, Inc. to release a true and complete copy of the Applicable Background ICE Code as then deposited in escrow to AWI within ten (10) days, which shall include the Source Code version thereof and sufficient materials to compile and execute the Applicable Background Ice Code; and (ii) configure all AWI user accounts to have the maximum expiration date as available in the account management program, such that AWI user access is uninterrupted. As soon as practicable thereafter, but not later than three (3) months following the Effective Date, at AWI’s sole expense, DIRTT will (i) provide a current and complete copy of the Applicable Background ICE Code (including Source Code, trade secrets, configuration data, files, and information necessary to operate a license server) to AWI free and clear of any encumbrances (other than Permitted Encumbrances); and (ii) assist AWI in obtaining any licenses or other third-party rights required to use the Applicable ICE Code. DIRTT will provide Updates and Applicable Foreground ICE Code to AWI, at AWI’s expense, at least every three (3) months.
(b)
Knowledge Transfer Plan. Following the Effective Date, the Parties will develop a mutually acceptable plan (the “Knowledge Transfer Plan”) for the transfer of knowledge related to the Applicable Background ICE Code such that the designated individuals within AWI shall be capable of modifying the Source Code of the Applicable Background ICE Code and compiling it into Object Code (the “Knowledge Transfer”). The Knowledge Transfer Plan shall include, but not be limited to, the information and supplementary work necessary to use the Applicable Background ICE Code, such as compilers, libraries, and development environments that are available freely or commercially from other parties such that the Source Code of the Applicable Background ICE Code can be converted into Object Code.
(i)
Compensation. AWI shall compensate DIRTT, and DIRTT shall invoice AWI, for all work performed under the Knowledge Transfer Plan on a time and materials basis. All such work performed under the Knowledge Transfer Plan shall be documented using a Statement of Work pursuant to the Master Services Agreement.
(ii)
Completion. The Parties will make commercially reasonable efforts to complete the Knowledge Transfer under the Knowledge Transfer Plan within six (6) months of the Effective Date. The Knowledge Transfer will be deemed complete when DIRTT notifies AWI that all steps in the Knowledge Transfer Plan are complete and AWI confirms in writing. If AWI does not agree with DIRTT’s assertion that all steps in the Knowledge Transfer Plan have been completed, AWI will provide written notice of the steps that need to be completed prior to the Knowledge Transfer Plan being deemed completed.
4.
Ownership and Registration of Intellectual Property Rights
(a)
Ownership of Intellectual Property Rights. Subject to the terms and conditions of this Agreement and the Partial Patent Assignment, as between the Parties, each Party owns an undivided fifty percent (50%) ownership interest in and to the (i) Applicable ICE IP Rights and (ii) Derivative Works. For the avoidance of doubt, each Party agrees to assign, and hereby absolutely and unconditionally assigns, transfers, sells, conveys, grants and delivers unto the other Party an undivided fifty percent (50%) ownership interest of all right, title and interest in and to the Applicable ICE IP Rights and Derivative Works owned by such Party. Subject to Sections 2(d), (f), and (g), each Party may exploit the Applicable ICE IP Rights and Derivative Works

EXECUTION VERSION

created by or on behalf of such Party without any obligation of accounting to the other Party with respect to any proceeds, including any profits, generated from such exploitation, whether such proceeds are generated from the Party’s own use, licensing, or transfer of the Applicable ICE IP Rights and Derivative Works. For the avoidance of doubt, each Party agrees to assign, and does hereby assign, to the other Party its rights required to effect such undivided fifty percent (50%) ownership interest as between the Parties, and to waive its respective moral rights therein in favor of the other Party. AWI owns all right, title, and interest in and to the AWI Catalog Library. AWI hereby grants DIRTT a non-exclusive, non-sublicensable, nontransferable, royalty-free, worldwide license to the AWI Catalog Library for the sole purpose of performing DIRTT’s obligations under this Agreement. Each Party shall retain ownership of its Background IP and nothing in this Agreement will cause either Party to assign ownership of any Background IP to the other Party.
(b)
Registration of Intellectual Property Rights. DIRTT shall have the initial right to file for patent protection or any other registration or recording of Intellectual Property Rights relating to Applicable ICE IP Rights (“Issued Rights”). DIRTT shall be responsible for any fees incurred in connection with the filing, prosecution, or maintenance of the Issued Rights. In the event DIRTT intends to discontinue filing, prosecution, or maintenance of any Issued Rights, then DIRTT shall give AWI at least sixty (60) days’ prior written notice of its intention to discontinue, and AWI may, at its own cost, take over the filing, prosecution, or maintenance of such Issued Rights. If (i) DIRTT does not provide such notice and (ii) AWI determines that DIRTT has discontinued filing, prosecution or maintenance of such Issued Rights for greater than sixty (60) days, then AWI may, at its own cost and on prior written notice to DIRTT and DIRTT’s subsequent confirmation of receipt of such notice within ten (10) days of receipt, take over the filing, prosecution, or maintenance of such Issued Rights and AWI will own all right, title, and interest in such Issued Rights. AWI hereby grants and agrees to grant to DIRTT a non-exclusive, perpetual, royalty-free, sublicensable, transferable, worldwide license to use outside of the AWI Field of Use any such Issued Rights that AWI obtains. AWI shall maintain the sole right to file for any patent protection or other registration or recording of Intellectual Property Rights relating to the AWI Catalog Library.
(c)
Comfort Letters. Prior to the Effective Date, DIRTT shall deliver to AWI, a duly executed copy of a confirmation or no-interest letter, in each case in form and substance satisfactory to AWI, from any party with a security interest or registration against or in respect of the Applicable ICE Code and/or ICE Patents, including but not limited to Royal Bank of Canada, confirming that such party has no interest or otherwise releases all interest in the Applicable ICE Code and ICE Patents to be acquired by AWI pursuant to the terms of this Agreement.
(d)
Further Assurances. Each Party shall, at its sole cost and expense, cooperate with the other Party and shall perform the actions that are necessary for implementing the intent of this Section 4, including (a) signing, executing, certifying to, verifying, acknowledging, delivering, accepting, filing and recording any and all instruments and other documents with the appropriate authorities in a timely manner, and (b) taking, or causing to be taken, any and all such actions that are advisable or appropriate in order to effect the provisions herein.
(e)
Transitional License. Notwithstanding any other provision of this Agreement, DIRTT hereby grants to AWI a transitional trademark license to use any DIRTT Trademarks

EXECUTION VERSION

required by AWI, and to remove or replace, in AWI’s discretion, any existing DIRTT trademarks associated with the Applicable ICE IP Rights. For the avoidance of doubt, any Trademarks of DIRRT included or embedded with the Applicable ICE Code may be used by AWI so long as required to fully benefit from the terms of the Agreement until they are removed or replaced.
5.
Infringement
(a)
Infringement of Applicable ICE IP Rights.
(i)
Notice. In the event that either Party becomes aware of any suspected infringement, misappropriation or other violation of Intellectual Property Rights associated with Applicable ICE IP Rights or any component thereof or Updates thereto by a third party (collectively, “Infringement”), it shall promptly notify the other Party in writing of such Infringement. Such notice shall set forth the facts of the Infringement known to the notifying Party in reasonable detail. The failure by a Party to give such prompt written notice shall not, however, relieve the other Party of its obligations under this Section 5, except and only to the extent that such other Party forfeits rights or defenses by reason of such failure.
(ii)
Enforcement. AWI shall have the right, but not the obligation, to institute, prosecute and control any action or proceeding with respect to Infringement of the Applicable ICE IP Rights in the AWI Field of Use by counsel of its own choice and at its own expense, and DIRTT shall have the right, but not the obligation, to institute, prosecute and control any action or proceeding with respect to Infringement of the Applicable ICE IP Rights other than in the AWI Field of Use by counsel of its own choice and at its own expense. Notwithstanding the foregoing, each Party shall be responsible for reimbursing the other Party for the costs and expenses associated with any action or proceeding related to Infringement attributable to a breach by such Party, or any Affiliate of such Party, of the obligations and restrictions set forth in this Agreement. The Party not controlling an Infringement action or proceeding shall have the right, at its own expense, to be represented in any action by counsel of its own choice with respect to any Infringement. Without limiting the foregoing, AWI shall have the right, but not the obligation, to institute or prosecute and control an action or proceeding in its name with respect to any Infringement if DIRTT has failed to initiate a court action or proceeding or otherwise to take appropriate action to abate such Infringement that is taking place within a period of one hundred eighty (180) days after written notice by AWI requesting action; provided that (A) in no event shall AWI be entitled to institute, prosecute or control any action with respect to Infringement taking place within the DIRTT Field of Use, and (B) in no event shall DIRTT be entitled to institute, prosecute or control any action with respect to Infringement taking place within the AWI Field of Use. Any action taken by AWI pursuant to the foregoing sentence will be taken at its own expense and by counsel of its choice, and DIRTT shall have the right to be represented in any such action by counsel of its own choice at its own expense.
(iii)
Cooperation. If one Party brings any such action or proceeding permitted under Section 5(a)(ii), the other Party agrees to be joined as a party plaintiff if necessary to prosecute the action or proceeding and to give the first Party commercially reasonable assistance and authority to file and prosecute the suit. Each Party bringing an action or proceeding with respect to Infringement agrees to provide reasonable information to the other Party, at such other Party’s written request, about such action or proceeding; provided that, either Party shall be

EXECUTION VERSION

entitled to withhold any information that it or its counsel reasonably determine should be withheld in order to preserve or protect attorney-client privilege or such Party’s litigation strategy.
(iv)
Damages. All damages or other monetary awards recovered pursuant to this Section 5(a) shall be paid and applied as follows: (A) first, to reimburse the costs and expenses (including reasonable attorneys’ fees and costs) of the Party bringing suit, then to the costs and expenses of the Party that is not the Party bringing suit if such other Party joined such suit as a necessary party plaintiff and (B) any amounts remaining shall be allocated to the Party bringing suit.
(v)
Settlement with a Third Party. The Party that controls the prosecution of an Infringement action shall also have the right to control settlement of such action; provided that, no settlement shall be entered into without the prior written consent of the other Party if the settlement would subject the other Party to ongoing liability. Any amounts received in settlement of any action shall be apportioned between the Parties in the same manner as any damages would have been apportioned in such action pursuant to Section 5(a)(iv).
(b)
Infringement of Third-Party Rights. If either Party receives a notice of or is sued for actual or alleged infringement of an Intellectual Property Right of a third party, which such infringement is based on, or related to, Applicable ICE IP Rights, then such Party shall promptly inform the other Party in writing of such notice. The failure by a Party to give such prompt written notice shall not, however, relieve the other Party of its obligations under Section 12.
6.
Compensation
(a)
Purchase Price. As compensation for the rights granted to AWI pursuant to this Agreement and the Partial Patent Assignment, AWI will pay to DIRTT a total purchase price payment of eleven million dollars ($11,000,000) (the “Purchase Price”). The Parties will enter into an escrow agreement with Wilmington Trust, National Association (“Wilmington Trust”), on mutually agreeable terms and conditions, and AWI shall place ten million dollars ($10,000,000) (the “Initial Payment”) in escrow with Wilmington Trust, each to occur on the Effective Date. The final purchase price payment of one million dollars ($1,000,000) will be paid by AWI directly to DIRTT upon completion of the Knowledge Transfer in accordance with Section 3(b) (the “Knowledge Transfer Payment”).
(b)
Payments. All amounts referred to in this Agreement are expressed in U.S. dollars. All payments to DIRTT will be made in U.S. dollars by check or wire transfer in an account designated in writing by DIRTT from time to time. For the avoidance of doubt, (i) AWI shall not be obligated to pay the Initial Payment until it is reasonably satisfied that it is in possession of a working, codable, compilable version of the Applicable ICE Code, free and clear of all encumbrances (other than Permitted Encumbrances); and (ii) AWI shall not be obligated to pay the Knowledge Transfer Payment until the Knowledge Transfer under the Knowledge Transfer Plan has been completed. AWI will confirm it is in possession of a working, codable, compilable version of the Applicable ICE Code within five (5) business days of receipt of the code and shall promptly instruct Wilmington Trust to release the funds for the Initial Payment to DIRTT. If AWI does not confirm it is in possession of a working, codable, compilable version of the Applicable

EXECUTION VERSION

ICE Code within five (5) business days of receipt, the Parties will work in good faith to resolve the delivery of the code to the satisfaction of AWI within the next ten (10) business days and if unresolved, the Agreement shall be deemed null and void and AWI will return the entirety of the code in its possession to DIRTT.
(c)
Taxes. AWI shall not be entitled to deduct or setoff the amount of any taxes from the Purchase Price. AWI is solely responsible for the payment of any sales, use, value added, excise or other similar tax, fee, duty or governmental assessment (except for taxes based on DIRTT’s net income) that are imposed or become payable in connection with this Agreement, the Commercialization of Applicable ICE IP Rights, or the Purchase Price.
7.
Partnership Opportunities. The Parties shall discuss in good faith potential partnering opportunities for sales collaboration and research and development activities. Each Party will use commercially reasonable efforts to arrange for its respective sales and research and development leadership teams to meet periodically to discuss such potential opportunities and how such teams may communicate the nature of the relationship within their respective organizations. The Parties may explore the following:
(a)
Opportunities to enter into new product development agreements subject to both Parties’ current processes for research, development, product design, and commercialization;
(b)
Project and account collaboration between both internal sales teams and field sales teams on non-confidential construction projects, customer accounts and lead generation, where there may be opportunities to influence sales or architectural specifications in the favor of either or both Parties; and
(c)
Opportunities to participate in co-marketing campaigns.
8.
Separation Election
(a)
Option. AWI has the option at any time, and DIRTT has the option beginning five (5) years following the Effective Date, to notify the other Party in writing that as of the date of the notice, each Party shall pursue further developments of the Applicable Ice Code separately and independently from the other Party (a “Separation Election”). The Master Services Agreement shall terminate effective immediately upon such notice in accordance with its terms; provided however, that, any SOW in effect under the Master Services Agreement shall continue in accordance with the terms contained therein until expiration or termination of such SOW. Following a Separation Election, at AWI’s option, DIRTT shall provide for up to one (1) year limited support services (“Limited Support Services”) on terms and conditions reasonably acceptable to both Parties. Other than any such Limited Support Services, and obligations under Section 8(b) hereof, following the Separation Election, DIRTT shall have no further obligations to maintain, Update, or otherwise support the Applicable ICE Code for AWI.
(b)
Code Transfer. Immediately following notice of a Separation Election, DIRTT will provide to AWI, at AWI’s sole expense, a complete copy of such version of the Applicable ICE Code (including, but not limited to, all modules and trade secrets therein) in effect as of the date of the Separation Election notice, free and clear of any encumbrances (other than Permitted Encumbrances); provided that if any SOW continues in effect after the date of the

EXECUTION VERSION

Separation Election notice, DIRTT will provide to AWI, at AWI’s sole expense, a complete of such version of the Applicable ICE Code (including, but not limited to, all modules and trade secrets therein) in effect as of the date of the termination or expiration of such SOW, free and clear of any encumbrances (other than Permitted Encumbrances). Any subsequent development of the Applicable ICE Code by DIRTT shall be owned and possessed solely by DIRTT, and any subsequent development of the Applicable ICE Code by AWI shall be owned and possessed solely by AWI.
(c)
Effect of Separation Election. Following a Separation Election and unless otherwise required under an ongoing SOW or any Limited Support Services: (A) neither Party shall have any obligation to provide any Derivative Works or Updates of the Applicable ICE Code to the other Party; (B) the Parties shall continue to have co-ownership rights in the Applicable ICE IP Rights and AWI shall continue to have sole ownership of the AWI Catalog Library; (C) neither Party shall have any obligation to provide access, a license to, or to disclose its version of the Applicable ICE Code, including any Object Code or Source Code, to the other Party; (D) each Party shall have the right to seek and prosecute, at its own cost, patents and registered Intellectual Property Rights in its Updates, derivative works, and inventions made to its version of the Applicable ICE Code; and (E) subject to any restrictions herein, each Party can, and without the consent of the other Party, assign, dispose of and/or license its version of the Applicable ICE Code, including any Object Code or Source Code, any Updates, Derivative Works, and inventions made to its version of the Applicable ICE Code, and any Intellectual Property Rights related to any of the foregoing.
9.
Confidentiality
(a)
Obligation. The Parties agree that each Party (the “Receiving Party”) shall maintain all Confidential Information of the other Party (the “Disclosing Party”) in confidence and shall not publish, disseminate or otherwise disclose the Disclosing Party’s Confidential Information to any third party, nor use any Confidential Information of the Disclosing Party, without the written consent of the Disclosing Party, except to perform a Party’s obligations and exercise its rights hereunder. The Receiving Party may only disclose Confidential Information of the Disclosing Party to those employees, contractors, and agents of the Receiving Party who have a bona fide need to know for the purpose of this Agreement, and only after such employees, contractors, and agents have been advised of the confidential nature of such information and are bound in writing by obligations of confidentiality, non-use and non-disclosure substantially similar to those contained in this Agreement (such employees, contractors, and agents, the “Representatives”). A Receiving Party will be responsible for any use or disclosure of Confidential Information by its Representatives if such use or disclosure would have constituted a breach of this Agreement if made by the Receiving Party. A Receiving Party will protect the Confidential Information of the Disclosing Party with the same degree of care that the Receiving Party uses to protect its own confidential or proprietary information, but no less than commercially reasonable care.
(b)
Exceptions. The foregoing confidentiality, non-disclosure and non-use obligations will not apply to information or know-how that a Party can demonstrate through documentary evidence (i) was rightfully known to the Receiving Party, other than under an obligation of confidentiality or non-use, at the time of disclosure to the Receiving Party; (ii)

EXECUTION VERSION

becomes generally available or known to parties reasonably skilled in the field to which such information or know-how pertains, or otherwise became part of the public domain, after its disclosure to the Receiving Party through no act or omission on the part of the Receiving Party or any other Person bound by confidentiality, non-use or non-disclosure obligations to the Disclosing Party; (iii) was disclosed to the Receiving Party, other than under an obligation of confidentiality or non-use, by a third party who had no obligation to the Disclosing Party not to disclose such information to others; or (iv) was independently discovered or developed by the Receiving Party, as evidenced by their written records, without the use of or reference to the Confidential Information belonging to the Disclosing Party.
(c)
Permitted Use and Disclosures. A Receiving Party may use or disclose Confidential Information of the Disclosing Party (i) as necessary in connection with the performance of its obligations or the exercise of its rights under this Agreement or (ii) to the extent such use or disclosure is reasonably necessary in complying with applicable law; provided that, if a Receiving Party is required to make any such legally required disclosure of a Disclosing Party’s Confidential Information, it shall make reasonable efforts to: (A) give prompt written notice to the Disclosing Party of the proposed disclosure to allow the Disclosing Party an opportunity to object to all or any portion of the disclosure before it is disclosed; (B) if advance notice is not possible, provide written notice of disclosure immediately thereafter; (C) to the extent possible, minimize the extent of such disclosure; and (D) secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise), it being understood that any information so disclosed shall otherwise remain subject to the limitations on use and disclosure hereunder. The Party proposing to disclose any Confidential Information under this provision shall take into reasonable consideration any comments and objections raised by the Disclosing Party. Furthermore, either Party shall be permitted to disclose this Agreement to actual or potential lenders, investors, or purchasers of all or any portion of its business, in each case which are subject to written obligations of non-use, non-disclosure and confidentiality no less stringent than those contained in this Agreement.
10.
Representations and Warranties; Disclaimer
(a)
Mutual. Each Party represents and warrants to the other that such (i) Party’s execution, delivery and performance of this Agreement have been authorized by all necessary corporate or other institutional action, and (ii) this Agreement is the valid and binding obligation of such Party, enforceable against it in accordance with its terms.
(b)
By DIRTT. DIRTT represents and warrants to AWI that:
(i)
the Applicable ICE IP Rights are all the Intellectual Property Rights owned by DIRTT, excluding Trademarks, that are related to or necessary for use of the Applicable ICE Code;
(ii)
it is the exclusive owner of the Applicable ICE IP Rights, free and clear of any encumbrances, other than Permitted Encumbrances;
(iii)
no Applicable ICE Code infringes, violates or makes unlawful use of any Intellectual Property Rights of, or contains any Intellectual Property Rights

EXECUTION VERSION

misappropriated from, any other Person, and no claims asserting any of the foregoing are, to DIRTT’s knowledge, pending;
(iv)
except for the December 2024 Issue, to DIRTT’s knowledge, none of the Applicable ICE Code contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable without modification of performing, any of the following functions: (a) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (b) damaging or destroying any data or file without the user’s consent;
(v)
no Applicable ICE Code contains, is derived from, is distributed with or is being or was developed using open source code that is licensed under any terms that: (a) impose or could impose a requirement or condition that any Applicable ICE Code or part thereof: (A) be disclosed or distributed in Source Code form; (B) be licensed for the purpose of making modifications or derivative works; or (C) be redistributable at no charge; or (b) otherwise impose or could impose any other material limitation, restriction, or condition on the right or ability of AWI to use or distribute any Applicable ICE Code; and
(vi)
to DIRTT’s knowledge, none of the Applicable ICE Code contains any bug, defect, or error that materially and adversely affects the use, functionality, or performance of Applicable ICE Code or any product or system containing or used in conjunction with the Applicable ICE Code.
(c)
Disclaimers of Warranty. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES IN SECTION 10(a) AND 10(b), THE APPLICABLE ICE CODE AND UPDATES THERETO ARE PROVIDED “AS IS,” AND DIRTT DISCLAIMS AND MAKES NO OTHER WARRANTIES OR REPRESENTATIONS OF ANY KIND, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY IMPLIED OR OTHER WARRANTIES: (i) OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, QUALITY, TIMELINESS, RELIABILITY, OR SYSTEM INTEGRATION; OR (ii) ARISING FROM ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR USAGE OF TRADE.
11.
Resolution of December 2024 Issue. DIRTT shall use commercially reasonable efforts to resolve the December 2024 Issue prior to December 10, 2024, by providing equivalent or improved functionality to the Applicable Ice Code. If DIRTT’s solution does not successfully resolve the December 2024 Issue, then AWI’s sole remedy is to either request new replacement code to resolve the December 2024 Issue or a refund of six (6) months fees under the Master Services Agreement.
12.
Indemnification.

EXECUTION VERSION

(tt)
DIRTT shall indemnify, defend and hold harmless AWI and its Affiliates, and each of their respective shareholders, directors, officers, employees, agents, successors and assigns from any and all losses based upon, arising from, or relating to any third-party claim, or allegation, of any of the following: (i) any grossly negligent act or omission, theft, misrepresentation, fraud or other willful or reckless misconduct of DIRTT; (ii) any violation of any Applicable Laws by DIRTT, whether on or after the Effective Date; (iii) any breach of any representation or warranty in Section 10(b); or (iv) any infringement or alleged infringement, misappropriation or alleged misappropriation of any Intellectual Property Rights related to the use or exploitation of the Applicable ICE IP Rights.
(uu)
AWI shall indemnify, defend and hold harmless DIRTT and its Affiliates, and each of their respective shareholders, directors, officers, employees, agents, successors and assigns from any and all losses based upon, arising from, or relating to any third- party claim, or allegation, of any of the following: (i) any grossly negligent act or omission, theft, misrepresentation, fraud or other willful or reckless misconduct of AWI; (ii) any violation of any Applicable Laws by AWI, whether before, on or after the Effective Date.
13.
Limitations of Liability; Damages.
(a)
Exclusion of Consequential Damages. EXCEPT WITH RESPECT TO THE (i) DAMAGES RESULTING FROM BREACHES OF APPLICABLE LAWS, (ii) DAMAGES RESULTING FROM BREACHES OF THE PROVISIONS OF THIS AGREEMENT REGARDING CONFIDENTIALITY, (iii) INDEMNIFICATION OBLIGATIONS HEREUNDER, (iv) DAMAGES RESULTING FROM BREACHES OF THE REPRESENTATIONS AND WARRANTIES, (v) INFRINGEMENT OR ALLEGED INFRINGEMENT OF THE OTHER PARTY’S OR ANY THIRD-PARTY’S INTELLECTUAL PROPERTY RIGHTSTO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, OR (vi) DAMAGES RESULTING FROM WILLFUL MISCONDUCT OR GROSS NEGLIGENCE, NEITHER PARTY (OR ITS AFFILIATES) SHALL BE LIABLE TO THE OTHER PARTY OR TO ANY OTHER PERSON FOR ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY, PUNITIVE, ENHANCED, OR INDIRECT DAMAGES OF ANY KIND ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY AMOUNTS FOR ANY INJURY TO OR LOSS OF GOODWILL, REPUTATION, BUSINESS, PRODUCTION, PROFITS, OR OPPORTUNITIES (REGARDLESS OF HOW THESE ARE CLASSIFIED AS DAMAGES), REGARDLESS OF WHETHER SUCH LOSS OR DAMAGE WAS FORESEEABLE OR THE PARTY AGAINST WHOM SUCH LIABILITY IS CLAIMED HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE.
(b)
Limitation on Damages. EXCEPT WITH RESPECT TO THE (i) DAMAGES RESULTING FROM BREACHES OF APPLICABLE LAWS, (ii) DAMAGES RESULTING FROM BREACHES OF THE PROVISIONS OF THIS AGREEMENT REGARDING CONFIDENTIALITY, (iii) INDEMNIFICATION OBLIGATIONS HEREUNDER, (iv) DAMAGES RESULTING FROM BREACHES OF THE REPRESENTATIONS AND WARRANTIES, (v) THE INFRINGEMENT OR ALLEGED INFRINGEMENT OF THE OTHER PARTY’S OR ANY THIRD PARTY’S INTELLECTUAL PROPERTY RIGHTS, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, OR (vi) DAMAGES RESULTING FROM WILLFUL MISCONDUCT OR GROSS

EXECUTION VERSION

NEGLIGENCE, A PARTY’S MAXIMUM, AGGREGATE LIABILITY ARISING FROM OR RELATED TO THIS AGREEMENT SHALL BE LIMITED TO THE GREATER OF [***] OR THE AMOUNT PAID UNDER THE MASTER SERVICES AGREEMENT DURING THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEDING THE CLAIM.
14.
General Provisions.
(a)
Compliance with Law. Each Party shall comply with applicable laws in performing its responsibilities under this Agreement and in any of its dealings under this Agreement. Neither Party will import or export any software or technical data, or undertake any transaction or activity, in violation of any import or export controls under applicable law.
(b)
Governing Law and Venue. This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, shall be governed by in accordance with the laws of the State of Delaware, United States of America, including its statute of limitations, without regard to its conflict of laws rules. Both Parties agree that the Delaware Court of Chancery and any state appellate court therefrom within Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within Delaware) shall be the sole and exclusive venue for any suit, actions or proceedings arising from or relating to this Agreement, and they hereby irrevocably consent to the jurisdiction of such courts. All proceedings shall be conducted in the English language. The U.N. Convention on International Sales of Goods shall not apply to this Agreement.
(c)
Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, AND (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY.
(d)
Notices. Unless provided otherwise in this Agreement, all notices, consents, claims, demands, waivers, and other similar communications sent to either Party shall be in writing and become effective: (i) when received, when delivered in person (with confirmation of delivery), (ii) one business day after being sent by overnight express courier, (iii) three business days after being sent, when sent by U.S. certified mail, return requested and postage prepaid, and (iv) on the date sent by email with confirmation of transmission, if sent during the normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient. All notices shall be addressed as follows:

If to DIRTT: 7303 30th Street S.E.
Calgary, Alberta, Canada T2C 1N6

EXECUTION VERSION

Attention: Mark Greffen, Chief Technology Officer
[***]

With a copy to: 7303 30th Street S.E.

Calgary, Alberta, Canada T2C 1N6

Attention: Nandini Somayaji, SVP, General Counsel & Secretary

[***]

If to AWI: 2500 Columbia Ave.
Lancaster, Pennsylvania, USA 17603
Attention: Jill Crager, SVP Sales Operations
[***]

With a copy to: 2500 Columbia Ave.

Lancaster, Pennsylvania, USA 17603

Attention: Austin So, SVP, General Counsel & Secretary

[***]

(e)
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one single agreement between the Parties. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission (to which a PDF copy is attached) shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
(f)
Independent Contractors; No Third Party Beneficiaries. The relationship of the Parties is one of independent contractors. Nothing in this Agreement shall be construed to create a joint venture or partnership between the Parties, an employee/employer relationship, or other form of joint enterprise or fiduciary relationship between the Parties. Neither Party shall have authority to contract for or bind the other Party in any manner whatsoever. This Agreement is for the sole benefit of the Parties (and their respective permitted successors and assigns) and nothing in this Agreement is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.
(g)
Assignment. Except as otherwise specifically provided herein and except for assignments by a Party to an Affiliate of such Party, neither this Agreement nor any rights or obligations under this Agreement may be transferred, delegated, or assigned by a Party without the other Party’s prior written consent and any attempt to the contrary shall be void. Notwithstanding the foregoing, either Party shall be entitled to assign this Agreement to an Affiliate or in connection with a Change in Control involving such Party without the consent of the other Party. This Agreement shall be binding upon the Parties’ respective successors and permitted assigns, including, without limitation, any receiver, monitor or bankruptcy trustee.
(h)
Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing duly signed by each Party. Except as otherwise expressly set forth in this Agreement, no waiver by any Party of any of the provisions

EXECUTION VERSION

of this Agreement shall be effective unless explicitly set forth in writing and signed by the Party so waiving.
(i)
Severability. If any term of this Agreement is held by a court of competent jurisdiction to be invalid or incapable of being enforced by any rule of law or public policy, it shall be deemed struck and all other conditions and provisions of this Agreement shall remain in full force and effect. Upon such a holding, the Parties shall negotiate in good faith to modify this Agreement so as to give effect to the original intent and effect to the maximum extent reasonably possible consistent with applicable laws.
(j)
Equitable Relief. Each Party shall have all rights and remedies set forth in this Agreement, as well as all of the rights which such Party has under applicable laws. Either Party shall be entitled to enforce such rights (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by applicable laws. Without limiting the foregoing, each Party shall be entitled to seek specific performance or injunctive relief (including as necessary to specifically enforce any surviving portion of Section 2), in addition to any other remedies to which a Party is entitled at law or in equity.
(k)
Publicity. No public disclosure, press release, or announcement concerning the execution of this Agreement or the transactions contemplated hereby shall be issued by either Party without the prior written consent of the other Party.
(l)
Force Majeure. Neither Party shall be liable to the other Party, nor shall such Party be deemed to have defaulted or breached this Agreement, for any failure or delay in its performance under this Agreement due to force majeure or other causes that are beyond its reasonable control, including but not limited to, an act of God, an act of civil or military authority, fire, epidemic, flood, earthquake, electrical failures, failures of the internet or of telecommunications systems, regional failures of power, or due to sabotage, national or regional emergency, global pandemic, regional epidemic or other public health crisis, or government action. A Party seeking excuse from performance on the basis of a force majeure shall promptly notify the other Party of the likely impact and duration of the event, and the steps being taken to mitigate to the extent reasonable. Timeframes and deadlines under this Agreement that are affected by the force majeure event shall be deemed extended for a period not less than the duration of the force majeure event.
(m)
Survival. The following provisions shall survive any Separation Election: Sections 1, 2, 4(a), 4(b), 4(d), 5, 6(b), and 8 – 14 in addition to any other provisions that either expressly survive or that, by their sense and context would be understood to survive.
(n)
Construction. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders, the word “or” is used in the inclusive sense (and/or), and the words “shall” and “will” have the same meaning. The captions of this Agreement are for convenience of reference only and in no way define, describe, extend, or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The terms “including,” “include,” or “includes” as used herein mean including, without limiting the generality of any description

EXECUTION VERSION

preceding such term. The Parties agree that this Agreement has been fully negotiated and reviewed, and that it is their respective mutual work product. Accordingly, no rule requiring construction against the drafter shall apply to its interpretation, in whole or in part.
(o)
Bankruptcy and Insolvency. All licenses granted under this Agreement will be deemed licenses of rights to “Intellectual Property” as that term is defined for purposes of Section 365(n) of the U.S. Bankruptcy Code and the applicable licensee (on behalf of itself and its sublicensees) will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code.
(p)
Entire Agreement. This Agreement, including its Exhibits and Schedules, constitutes the entire agreement of the Parties with respect to its subject matter, and supersedes any and all prior and other proposals, representations, communications and agreements, whether oral or written, regarding its subject matter.

* * *

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Co-Ownership Agreement as of the Effective Date.

ARMSTRONG WORLD INDUSTRIES, INC.	DIRTT ENVIRONMENTAL SOLUTIONS LTD.
BY: /s/ Jill A. Crager NAME: Jill A. Crager TITLE: SVP Sales Operations	BY: /s/ Benjamin Urban NAME: Benjamin Urban TITLE: Chief Executive Officer

Signature page to

Co-Ownership Agreement

SCHEDULE A1

APPLICABLE BACKGROUND ICE CODE

[***]

schedule a2

ice patents

[***]

SCHEDULE B

DIRTT COMPETITORS

[***]

SCHEDULE C

AWI COMPETITORS

[***]

SCHEDULE D

ENTITIES WITH RIGHT TO ESCROW THE SOURCE CODE

[***]

EXHIBIT A

PARTIAL PATENT ASSIGNMENT AGREEMENT

[***]